Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 16, 2010, with respect to the internal control over financial reporting (which expressed an adverse opinion) and the consolidated financial statements of Landry’s Restaurants, Inc. included in the Annual Report of Landry’s Restaurants, Inc. on Form 10-K for the year ended December 31, 2009. We have also issued our report dated March 16, 2009 (except for Note 1—Non-controlling Interest, as to which the date is February 11, 2010), with respect to the consolidated financial statements of Landry’s Restaurants, Inc. for the year ended December 31, 2008 included in the Current Report (Form 8-K) of Landry’s Restaurants, Inc. dated February 11, 2010. These reports are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports, and to the use of our name as it appears under the caption “Independent Registered Public Accountants.”

GRANT THORNTON LLP

Houston, Texas

April 9, 2010